Exhibit 4.13

NUMBER		WARRANTS
W	(SEE REVERSE SIDE FOR LEGEND) (THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, FEBRUARY 16, 2009)
CUSIP 390607 11 7
GREAT LAKES DREDGE & DOCK CORPORATION WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring February 16, 2009 (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share (“Shares”), of Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) February 17, 2006, such number of Shares of the Company at the price of $10.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised. Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company. The Company reserves the right to call the Warrant, at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $17.00 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

COUNTERSIGNED:	[SEAL]	By:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY	/s/ [Illegible]
(NEW YORK, NY)	PRESIDENT AND CHIEF EXECUTIVE OFFICER
AS WARRANT AGENT
/s/ [Illegible]
AUTHORIZED OFFICER	SECRETARY

GREAT LAKES DREDGE & DOCK CORPORATION

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE SERIES OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE, UPON SUCH HOLDER’S WRITTEN REQUEST, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH SERIES OF PREFERRED STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SECURITIES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OWNERSHIP RESTRICTIONS, TRANSFER RESTRICTIONS AND OTHER TRANSFER PROVISIONS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, AS IN EFFECT FROM TIME TO TIME. A copy of the Certificate of Incorporation will be furnished without charge by the Company to the holder hereof upon written request. For the definition of “beneficially owned,” “U.S. Citizen,” and “Non-U.S. Citizen,” see the Certificate of Incorporation. Under the Certificate of Incorporation, no more than 22.4% of the outstanding shares of each class or series of the Company’s stock may be Beneficially Owned by Non-U.S. Citizens, and the Company may not recognize any purported transfer of shares of such class or series to Non-U.S. Citizens if such percentage would be exceeded, except to the extent necessary to effect the remedies available under the Certificate of Incorporation, which include voiding such transfer, treating such shares as having been transferred unto a trust for the benefit of U.S. Citizens, or redeeming such shares. The trust and redemption remedies apply equally to stockholders that become Non-U.S. Citizens. Subject to the foregoing transfer restrictions, the shares represented by this Certificate will be transferred on the books of the Company only if the Application to Transfer Shares set forth below has been duly executed by the transferee.

APPLICATION TO TRANSFER SHARES

The undersigned (the “Applicant”) hereby applies to transfer to the name of the Applicant of the number of shares of the Company’s common stock indicated below and hereby certifies to the Company that (please complete (a) or (b) and (c) and/or (d) as applicable):

                                               ☐                                      (a)                                    The Applicant is a U.S. CITIZEN.

                                               ☐                                      (b)                                   The Applicant is a NON-U.S. CITIZEN.

                                               ☐                                      (c)                                    The Applicant will hold           shares for one or more beneficial owners who are U.S. CITIZENS.

                                               ☐                                      (d)                                   The Applicant will hold           shares for one or more beneficial owners who are NON-U.S. CITIZENS.

I certify that, to the best of my knowledge and belief, this Application is correct and, if applicable, I have authority to sign this Application on behalf of the entity that is the Applicant.

Printed Name (add entity name if applicable)

Title (if applicable)

Signature and Date

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—as tenets in common	UNIF GIFT MIN ACT—		Custodian
TEN ENT	—as tenants by the entireties		(Cust)		(Minor)
JT TEN	—as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act
COM PROP	—as community property		(State)
		UNIF TRF MIN ACT—		Custodian	(units age	)
(Cust)
under Uniform Transfers to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

(SIGNATURE)

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.